EXHIBIT 10.1

CENTENNIAL RESOURCE DEVELOPMENT, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
PURPOSE
The purposes of this Centennial Resource Development, Inc. 2019 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of Centennial Resource Development, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries. The Plan is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code but is intended to constitute a “stock purchase plan” within the meaning of Rule 16b-3(b)(5) under the Exchange Act.
ARTICLE II.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.
2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.
2.2 “Agent” shall mean any brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.3 “Applicable Law” shall mean the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.
2.4 “Board” shall mean the Board of Directors of the Company.
2.5 “Change in Control” shall mean and include each of the following:
(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto. Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such compensation shall only constitute a Change in Control for purposes of the payment timing of such compensation if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
2.7 “Common Stock” shall mean the Class A common stock of the Company.
2.8 “Company” shall mean Centennial Resource Development, Inc., a Delaware corporation, or any successor.
2.9 “Compensation” of an Eligible Employee shall mean the gross base cash compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including overtime payments and excluding sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits, moving expenses, equity compensation and other special payments.
2.10 “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 11.3(b).
2.11 “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.
2.12 “Eligible Employee” shall mean any Employee of the Company or any Designated Subsidiary, provided that “Eligible Employee” shall not include (a) any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code, (b) unless determined otherwise by the Administrator, any Employee whose customary employment is for not more than five months in any calendar year or (c) any Employee who immediately after any rights under this Plan are granted, owns (directly or through attribution) stock or non-corporate equity interests possessing 5% or more of the total combined voting power or value of Common Stock and other stock or non-corporate equity interests of the Company or a Designated Subsidiary (as determined under Section 423(b)(3) of the Code with respect to stock of a corporation and under the principles of Section 423(b)(3) with respect to non-corporate equity interests). For purposes of the foregoing, (i) the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual and the principles of such rules shall apply in determining the non-corporate equity ownership of an individual and (ii) stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. In addition, the Administrator may provide in an Offering Document that an Employee will not be an Eligible Employee for a particular Offering Period if: (A) the Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (B) the Employee has not met a service requirement designated by the Administrator, which service requirement may not exceed two years, (C) the Employee’s customary employment is for twenty hours per week or less, (D) the Employee’s customary employment is for less than five months in any calendar year or (E) the Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to the Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423(b)(3), (4) or (5) of the Code, as determined by the Administrator in its sole discretion; provided that any exclusion in clauses (A), (B), (C), (D) or (E) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e) (or the principles thereof with respect to Employees of a Designated Subsidiary that is not a corporation for U.S. federal income tax purposes).
2.13 “Employee” shall mean any person who renders services to the Company or any Designated Subsidiary in the capacity of an employee within the meaning Section 3401(c) of the Code. Solely for purposes of the Plan, (i) an Employee’s employment relationship will be treated as continuing intact for up to two (2) months while the individual is on sick leave or other leave of absence meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), (ii) the Employee’s employment relationship will be treated as terminated on the first day immediately following expiration of such two (2)-month period and (iii) if the Employee returns to active service following a period of leave exceeding two (2) months, the Employee’s employment relationship will be treated as commencing again on first date of the next Offering Period that begins following the Employee’s return to active service (provided that the requirements for being an Employee are otherwise satisfied).

2.14 “Enrollment Date” shall mean the first Trading Day of each Offering Period.
2.15 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.16 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
2.17 “Offering Document” shall have the meaning given to such term in Section 4.1.
2.18 “Offering Period” shall have the meaning given to such term in Section 4.1.
2.19 “Participant” shall mean any Eligible Employee who has executed a Subscription Agreement and been granted rights to purchase Common Stock pursuant to the Plan.
2.20 “Partnership” shall mean Centennial Resource Production, LLC, a Delaware limited liability company.
2.21 “Plan” shall mean this 2019 Employee Stock Purchase Plan.
2.22 “Purchase Date” shall mean the last Trading Day of each Offering Period.
2.23 “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.
2.24 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.25 “Share” shall mean a share of Common Stock.
2.26 “Subscription Agreement” shall mean a subscription agreement, enrollment form or electronic enrollment process, each as may be approved and implemented by the Company from time to time to enable Eligible Employees to enroll in the Plan pursuant to the terms hereof.
2.27 “Subsidiary” shall mean shall mean (a) any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company, the Partnership and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the Partnership and/or by one or more Subsidiaries.
2.28 “Trading Day” shall mean a day on which national stock exchanges in the United States are open for trading.
ARTICLE III.
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 2,000,000 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan.
3.2 Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

ARTICLE IV.
OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES
4.1 Offering Periods. The Administrator may from time to time grant rights to purchase Common Stock under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.
4.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):
(a)the length of the Offering Period; and
(b)such other provisions as the Administrator determines are appropriate, subject to the Plan.
ARTICLE V.
ELIGIBILITY AND PARTICIPATION
5.1 Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V.
5.2 Enrollment in Plan.
(a) Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a Subscription Agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.
(b) Each Subscription Agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be on an after-tax basis and shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.
(c) Unless otherwise determined by the Administrator, a Participant may not increase or decrease the percentage of Compensation designated in his or her Subscription Agreement or suspend the Participant’s payroll deductions during an Offering Period (but for the avoidance of doubt, may withdraw from participation under the Plan as provided in Article VII).
(d) Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.
5.3 Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII.
5.4 Effect of Enrollment. A Participant’s completion of a Subscription Agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new Subscription Agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.
5.5 Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights do not permit such Employee’s rights to purchase stock of the Company or any Designated Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with the principles of Section 423(b)(8) of the Code.
5.6 Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements, sub-plans to or alternative versions of this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
ARTICLE VI.
GRANT AND EXERCISE OF RIGHTS
6.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall, subject to the limits in Section 5.5, have the right to buy, on the applicable Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the last Purchase Date of the Offering Period or, if earlier, upon a Participant ceasing to be an Eligible Employee.
6.2 Exercise of Rights. On each Purchase Date, subject to the Participant remaining an Eligible Employee through such Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares pursuant to the terms of the Plan and the applicable Offering Document at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.
6.3 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
6.4 Withholding. Each Participant must pay the Company or a Designated Subsidiary, or make provision satisfactory to the Administrator for payment in accordance with the Plan of, any taxes required by law to be withheld with respect to any purchase of Shares under the Plan or any sale of such Shares by the date of the event creating the tax liability. Subject to any Company insider trading policy (including blackout periods) and Section 12.6, except as otherwise determined by the Administrator, Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Designated Subsidiary, provided that (A) the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted and (B) the Company may, or may cause a Designated Subsidiary to, deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant, (ii) in whole or in part by delivery of Shares valued at their Fair Market Value on the Purchase Date, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company or a Designated Subsidiary sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company or a Designated Subsidiary of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company or a Designated Subsidiary cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company or a Designated Subsidiary at such time as may be required by the Company, or (iv) any combination of the foregoing payment forms. Subject to Section 12.6, if any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the retention of Shares purchased upon exercise of a Participant’s rights under the Plan creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company, a Designated Subsidiary or their respective designees, and each Participant’s exercise of a Participant’s rights under the Plan will constitute the Participant’s authorization to the Company or a Designated Subsidiary and instruction and authorization to such brokerage firm to complete the transactions described in this sentence. Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the purchase of Shares under the Plan and any subsequent sale of such

Shares, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Shares. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the purchase or the subsequent sale of Shares under the Plan.
6.5 Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:
(a) The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;
(b) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c) The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d) The payment in accordance with Section 6.4 to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and
(e) The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.
6.6 Mandatory Holding Period. Notwithstanding anything in the Plan to the contrary and other than to satisfy withholding tax obligations in accordance with Section 6.4, unless the Administrator otherwise determines, a Participant may not lend, offer, pledge, sell, contract to sell, sell or grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares acquired under the Plan or any securities convertible into or exchangeable for such Shares (in any case, a “Transfer”) prior to the expiration of the period beginning on and including the Purchase Date on which such Shares were acquired under the Plan and ending on the date that is six (6) months following such Purchase Date. Any attempted Transfer of Shares in violation of this Section 6.6 will be null and void. The Company will not be required to (a) recognize on its books any Transfers in violation of this Section 6.6 or (b) treat as owner of a Share any purchaser or other transferee to whom a Share has been Transferred in violation of this Section 6.6. To ensure compliance with the requirements of this Section 6.6, the Company may issue “stop transfer” instructions to its transfer agent, if any, or make notations to the same effect in its records, in each case, as the Company determines to be necessary or appropriate.
ARTICLE VII
WITHDRAWAL; CESSATION OF ELIGIBILITY
7.1 Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week prior to the end of the Offering Period (or another date designated by the Administrator in the Offering Document). All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new Subscription Agreement.
7.2 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
7.3 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s purchase rights under the Plan shall be automatically terminated.

ARTCILE VIII.
ADJUSTMENTS UPON CHANGES IN STOCK
8.1 Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.
8.2 Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(a) To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;
(b) To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(c) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;
(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and
(e) To provide that all outstanding rights shall terminate without being exercised.
8.3 No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423(b)(3), (4) or (5) of the Code.
8.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.
ARTICLE IX.
AMENDMENT, MODIFICATION AND TERMINATION
9.1 Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
9.2 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, subject to Section 12.6, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.
9.3 Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(a) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(b) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and
(c) allocating Shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
9.4 Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.
ARTICLE X.
TERM OF PLAN
The Plan shall be effective upon the Effective Date. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.
ARTICLE XI.
ADMINISTRATION
11.1 Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”), which, unless otherwise determined by the Board, at the time the Committee takes any action with respect to any rights under the Plan that are subject to Rule 16b-3, shall consist solely of two or more members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act. The Committee may delegate administrative tasks under the Plan to the services of an Agent or Employee to assist in the administration of the Plan, including establishing and maintaining individual accounts under the Plan for each Participant. The Board may at any time vest in the Board any authority or duties for administration of the Plan.
11.2 Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
11.3 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(a) To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical).
(b) To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.
(c) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(d) To amend, suspend or terminate the Plan as provided in Article IX.
(e) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries.

11.4 Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any Subscription Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE XII.
MISCELLANEOUS
12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable and is exercisable only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.
12.2 Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.
12.3 Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.
12.4 Designation of Beneficiary.
(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.
(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
12.5 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
12.6 Equal Rights and Privileges. Subject to Section 5.6, all Eligible Employees will have equal rights and privileges under this Plan, and any provision of this Plan that is inconsistent with the equal rights and privileges requirement of Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.
12.7 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
12.8 Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
12.9 No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Subsidiary or affect the right of the Company or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.
12.10 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
12.11 Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

12.12 Section 409A. Neither the Plan nor any rights to purchase Common Stock under the Plan granted hereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Common Stock under the Plan may be or become subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.
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